Exhibit 99.1

REXFORD INDUSTRIAL ANNOUNCES FOURTH QUARTER AND FULL YEAR 2018 FINANCIAL RESULTS

- 4Q 2018 Net Income Attributable to Common Stockholders of $12.4M, or $0.13 per Diluted Share -
- 4Q 2018 Company Share of Core FFO of $27.2M, Up 35.9% Compared to 4Q 2017 -
- 4Q 2018 Company Share of Core FFO of $0.29 per Diluted Share, Up 11.5% Compared to 4Q 2017 -
- 4Q 2018 Same Property Portfolio NOI Up 9.6% Compared to 4Q 2017 -
- 4Q 2018 GAAP Releasing Spreads of 25.1% and Cash Releasing Spreads of 14.8% -
- Full Year 2018 Net Income Attributable to Common Stockholders of $36.1M, or $0.41 per Diluted Share -
- Full Year 2018 Company Share of Core FFO of $97.6M, Up 41.3% Compared to Full Year 2017 -
- Full Year 2018 Company Share of Core FFO of $1.12 per Diluted Share, Up 16.7% Versus Full Year 2017 -
- Stabilized Same Property Portfolio Ending Occupancy of 98.2% -
- Increases Quarterly Dividend for 2019 by 15.6% to $0.185 Per Share -
- Introduces Core FFO 2019 Guidance Range of $1.16 to $1.20 per Diluted Share -

Los Angeles, California - February 12, 2019 - Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) that specializes in acquiring, owning and operating industrial properties located in Southern California infill markets, today announced financial results for the fourth quarter and full year 2018.

Fourth Quarter 2018 and Full Year 2018 Financial and Operational Highlights:

•	Net income attributable to common stockholders of $0.13 per diluted share for the quarter ended December 31, 2018, compared to $0.15 per diluted share last year.

•	Company share of Core FFO increased 35.9% year-over-year to $27.2 million for the quarter ended December 31, 2018.

•	Company share of Core FFO per diluted share increased 11.5% year-over-year to $0.29 per diluted share for the quarter ended December 31, 2018.

•	Total fourth quarter rental revenues of $56.1 million, which represents an increase of 22.6% year-over-year.

•	Consolidated fourth quarter Portfolio Net Operating Income (NOI) of $42.5 million, which represents an increase of 26.4% year-over-year.

•
Same Property Portfolio NOI increased 9.6% in the fourth quarter of 2018 compared to the fourth quarter of 2017, driven by an 8.0% increase in Same Property Portfolio total rental revenue and a 3.2% increase in Same Property Portfolio operating expenses. Same Property Portfolio Cash NOI increased 12.4% compared to the fourth quarter of 2017.

•	Stabilized Same Property Portfolio NOI increased 5.1% in the fourth quarter of 2018 compared to the fourth quarter of 2017.

•	Stabilized Same Property Portfolio Cash NOI increased 7.8% compared to the fourth quarter of 2017.

•	Signed new and renewal leases totaling 631,823 rentable square feet. Rental rates on new and renewal leases were 25.1% higher than prior rents on a GAAP basis and 14.8% higher on a cash basis.

•	Company share of Core FFO increased 41.3% to $97.6 million for the full year 2018 compared to the full year 2017.

•	Company share of Core FFO per diluted share increased 16.7% to $1.12 per diluted share for the full year 2018 compared to the full year 2017.

•	At December 31, 2018, the Stabilized Same Property Portfolio occupancy was 98.2% and the Same Property Portfolio occupancy, inclusive of assets in value-add repositioning, was 96.7%.

•
At December 31, 2018, the consolidated portfolio, including repositioning assets, was 95.5% leased and 95.4% occupied and the consolidated portfolio, excluding repositioning assets aggregating approximately 0.5 million rentable square feet, was 97.6% leased and 97.5% occupied.

•	During the fourth quarter of 2018, the Company acquired ten industrial properties for a total purchase price of $131.7 million.

•	On February 11, 2018, the Company declared a quarterly dividend of $0.185 per share, an increase of 15.6% from the prior rate of $0.16 per share.

“Our fourth quarter and full year 2018 results represent a tremendous year for the Company, having achieved Core FFO growth of 41.3% for the full year, equal to 16.7% annual growth on a per share basis,” stated Michael Frankel and Howard Schwimmer, Co-Chief Executive Officers of the Company. “Our portfolio continued to produce strong results, with a 10.6% increase in Same Property NOI for the full year. Our Same Property Portfolio Occupancy reached 96.7%, and our leasing spreads, driven by high levels of tenant demand and a scarcity of supply, were 25.1% and 14.8%, on a GAAP and cash basis, respectively. We also completed $132 million of acquisitions during the fourth quarter, bringing our full year total to $493 million of acquisitions comprising over 3 million square feet of high quality industrial property strategically positioned within prime infill Southern California locations. As we continue to capitalize upon our proprietary research, deep market relationships and local knowledge, we believe Rexford Industrial remains exceptionally well-positioned for accretive growth with the potential to drive favorable shareholder returns into the foreseeable future. Further, by maintaining a low-leverage balance sheet with about 16% debt to total enterprise value at year end, our team is poised to capitalize upon emerging value-creation opportunities, both within our existing portfolio as well as through accretive external growth through acquisitions as we continue to mine a robust pipeline of potential investments into future periods. Finally, we are pleased to report that we are increasing our quarterly dividend by 15.6% to $0.185 per share, representing our fourth consecutive year of dividend increases.”

Financial Results:

The Company reported net income attributable to common stockholders of $12.4 million, or $0.13 per diluted share, for the three months ended December 31, 2018, as compared to net income attributable to common stockholders of $11.8 million, or $0.15 per diluted share, for the three months ended December 31, 2017.

The Company reported net income attributable to common stockholders of $36.1 million, or $0.41 per diluted share, for the year ended December 31, 2018, as compared to net income attributable to common stockholders of $34.4 million, or $0.48 per diluted share, for the year ended December 31, 2017. Net income for the year ended December 31, 2018, includes $17.2 million of gains on sale of real estate, as compared to $29.6 million for the year ended December 31, 2017.

The Company reported Company share of Core FFO of $27.2 million, or $0.29 per diluted share of common stock, for the three months ended December 31, 2018, as compared to Company share of Core FFO of $20.0 million, or $0.26 per diluted share of common stock, for the three months ended December 31, 2017. Adjusting for non-core expenses ($0.2 million reported during the fourth quarter of 2018 and $33,000 reported during the fourth quarter of 2017), Company share of FFO was $27.1 million, or $0.29 per diluted share of common stock, for the three months ended December 31, 2018, as compared to Company share of FFO of $20.0 million, or $0.26 per diluted share of common stock, for the three months ended December 31, 2017.

The Company reported Company share of Core FFO of $97.6 million, or $1.12 per diluted share of common stock, for the year ended December 31, 2018, as compared to Company share of Core FFO of $69.1 million, or $0.96 per diluted share of common stock, for the year ended December 31, 2017. Adjusting for non-core expenses ($0.3 million reported during the year ended December 31, 2018 and $0.5 million reported during the year ended December 31, 2017), Company share of FFO was $97.3 million, or $1.11 per diluted share of common stock, for the year ended December 31, 2018, as compared to Company share of FFO of $68.6 million, or $0.96 per diluted share of common stock, for the year ended December 31, 2017.

For the three months ended December 31, 2018, the Company’s Same Property Portfolio NOI increased 9.6% compared to the fourth quarter of 2017, driven by an 8.0% increase in Same Property Portfolio total rental revenue and a 3.2% increase in Same Property Portfolio expenses. Same Property Portfolio Cash NOI increased 12.4% compared to the fourth quarter of 2017. Stabilized Same Property Portfolio NOI increased 5.1% in the fourth quarter of 2018 compared to the fourth quarter of 2017 and Stabilized Same Property Portfolio Cash NOI increased 7.8% in the fourth quarter of 2018 compared to the fourth quarter of 2017.

Operating Results:

During the fourth quarter of 2018, the Company signed 90 new and renewal leases totaling 631,823 rentable square feet. Average rental rates on comparable new and renewal leases were up 25.1% on a GAAP basis and up 14.8% on a cash basis. The Company signed 39 new leases for 168,758 rentable square feet, with GAAP rents up 25.8% compared to the prior in-place leases. The Company signed 51 renewal leases for 463,065 rentable square feet, with GAAP rents up 24.9% compared to the prior in-place leases. For the 39 new leases, cash rents increased 16.0%, and for the 51 renewal leases, cash rents were up 14.4%, compared to the ending cash rents for the prior leases.

The Company has included in a supplemental information package the detailed results and operating statistics that reflect the activities of the Company for the three months ended December 31, 2018. See below for information regarding the supplemental information package.

Transaction Activity:

In the fourth quarter 2018, the Company completed seven acquisitions, for an aggregate purchase price of $131.7 million, as detailed below. Additionally, the Company sold a three-building property for $10.4 million.

In October 2018, the Company acquired 1332-1340 Rocky Point Drive, a 31% leased three-building industrial property containing 73,747 square feet on 3.64 acres of land, located in the North County San Diego submarket, for $10.2 million or approximately $138 per square foot.

In November 2018, the Company acquired 6131-6133 Innovation Way, a new 72% leased two-building industrial property containing 114,572 square feet on 8.28 acres of land, located in the North County San Diego submarket, for $24.2 million or approximately $211 per square foot.

In November 2018, the Company acquired 263-321 East Gardena Boulevard, a 100% leased single-tenant industrial building containing 55,238 square feet on 5.41 acres of land, located in the South Bay submarket, for $16.1 million or approximately $68 per land square foot.

In November 2018, the Company acquired 9200-9250 Mason Avenue and 9171 Oso Avenue, a 100% leased four-property industrial complex containing 256,262 square feet on 11.14 acres of land, located in the Greater San Fernando Valley submarket, for $29.5 million or approximately $115 per square foot.

In November 2018, the Company acquired 5593-5595 Fresca Drive, a 100% leased two-tenant industrial building containing 115,200 square feet on 5.7 acres of land, located in the North Orange County submarket, for $14.0 million or approximately $122 per square foot.

In December 2018, the Company acquired 6100 Sheila Street, a 100% leased multi-tenant cold storage industrial building containing 74,527 square feet on 4.3 acres of land, located in the Central LA submarket, for $18.2 million or approximately $245 per square foot.

In December 2018, the Company acquired 14421-14441 Bonelli Street, a 100% leased single-tenant industrial building containing 148,740 square feet on 6.21 acres of land, located in the San Gabriel Valley submarket, for $19.5 million or approximately $131 per square foot.

In December 2018, the Company sold 311, 319, and 329 E. 157th Street, a three-building property containing 48,000 square feet, located in the South Bay submarket for $10.4 million or $217 per square foot.

Balance Sheet:

During the quarter ended December 31, 2018, the Company issued 4,012,245 shares of common stock under its at-the-market equity offering program (ATM program). The shares were issued at a weighted average price of $32.58 per share, providing gross proceeds of approximately $130.7 million and net proceeds of approximately $128.8 million. As of December 31, 2018, the current ATM program had approximately $63.4 million of remaining capacity.

As of December 31, 2018, the Company had $761.1 million of outstanding debt, with an average interest rate of 3.44% and an average term-to-maturity of 5.5 years. As of December 31, 2018, $610.7 million, or 80%, of the Company’s outstanding debt was fixed-rate with an average interest rate of 3.31% and an average term-to-maturity of 5.3 years. The remaining $150.4 million, or 20%, of the Company’s outstanding debt was floating-rate, with an average interest rate of LIBOR + 1.50% and an average term-to-maturity of 6.4 years. During the fourth quarter of 2018, the Company executed an interest rate swap to hedge $150 million of its remaining floating-rate debt beginning in July 2019 when the swap becomes effective. If this interest rate swap was effective as of December 31, 2018, the Company’s debt would be nearly 100% fixed.

Guidance

The Company is introducing its full year 2019 guidance as follows:

•	Net income attributable to common stockholders within a range of $0.04 to $0.08 per diluted share

•	Company share of Core FFO within a range of $1.16 to $1.20 per diluted share

•	Year-end Same Property Portfolio occupancy within a range of 95.5% to 96.5%

•	Year-end Stabilized Same Property Portfolio occupancy within a range of 96.5% to 97.5%

•	Same Property Portfolio NOI growth for the year of 3.5% to 5.5%

•	Stabilized Same Property Portfolio NOI growth for the year of 3.0% to 3.5%

•	General and administrative expenses of $29.0 million to $30.0 million

The Core FFO guidance refers only to the Company’s in-place portfolio as of February 12, 2019, and does not include any assumptions for acquisitions, dispositions or balance sheet activities that may or may not occur later during the year. The Company’s in-place portfolio as of February 12, 2019, reflects the acquisition of three properties containing 698,956 rentable square feet that occurred subsequent to December 31, 2018. A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to the Company or to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Dividends:

On February 11, 2019, the Company’s Board of Directors declared a dividend in the amount of $0.185 per share for the first quarter of 2019, payable in cash on April 15, 2019, to common stockholders and common unit holders of record as of March 29, 2019. The new divided rate represents a 15.6% increase from the prior rate of $0.16 per share.

On February 11, 2019, the Company’s Board of Directors declared a dividend of $0.367188 per share of its Series A Cumulative Redeemable Preferred Stock and $0.367188 per share of its Series B Cumulative Redeemable Preferred Stock, in each case, payable in cash on March 29, 2019, to preferred stockholders of record as of March 15, 2019.

Supplemental Information:

Details regarding these results can be found in the Company’s supplemental financial package available on the Company’s investor relations website at www.ir.rexfordindustrial.com.

Earnings Release, Investor Conference Webcast and Conference Call:

The Company will host a webcast and conference call on Wednesday, February 13, 2019, at 1:00 p.m. Eastern Time to review fourth quarter results and discuss recent events. The live webcast will be available on the Company’s investor relations website at ir.rexfordindustrial.com. To participate in the call, please dial 877-407-0789 (domestic) or 201-689-8562 (international). A replay of the conference call will be available through March 13, 2019, by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the pass code 13686833.

About Rexford Industrial:

Rexford Industrial is a real estate investment trust focused on owning and operating industrial properties in Southern California infill markets. The Company owns 179 properties with approximately 22.1 million rentable square feet and manages an additional 20 properties with approximately 1.2 million rentable square feet.
For additional information, visit www.rexfordindustrial.com.

Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures:

Funds from Operations (FFO): We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment losses, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of net income, the nearest GAAP equivalent, to FFO is set forth below.

Core Funds from Operations (Core FFO): We calculate Core FFO by adjusting FFO to exclude the impact of certain items that we do not consider reflective of our core revenue or expense streams. These adjustments consist of acquisition expenses. Management believes that Core FFO is a useful supplemental measure as it provides a more meaningful and consistent comparison of operating performance and allows investors to more easily compare the Company’s operating results. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of FFO to Core FFO is set forth below.
Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company share of Core FFO per Diluted Share Guidance: The following is a reconciliation of the Company’s 2019 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.

	2019 Estimate
	Low	High
Net income attributable to common stockholders	$0.04	$0.08
Company share of depreciation and amortization	$1.12	$1.12
Company share of Core FFO	$1.16	$1.20

Net Operating Income (NOI): NOI is a non-GAAP measure, which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as total revenue from real estate operations including i) rental income, ii) tenant reimbursements and iii) other income less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have a real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’

NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of NOI for our Same Property Portfolio, as well as a reconciliation of net income to NOI for our Same Property Portfolio, is set forth below.

Cash NOI: Cash NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI i) fair value lease revenue and ii) straight-line rent adjustments. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of Cash NOI for our Same Property Portfolio, as well as a reconciliation of net income to Cash NOI for our Same Property Portfolio, is set forth below.

Same Property Portfolio: Our Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly-owned by us as of January 1, 2017, and still owned by us as of December 31, 2018. Therefore, we excluded from our Same Properties Portfolio any properties that were acquired or sold during the period from January 1, 2017 through December 31, 2018. The Company’s computation of same property performance may not be comparable to other REITs.

Stabilized Same Property Portfolio: Our Stabilized Same Property Portfolio represents the properties included in our Same Property Portfolio, adjusted to exclude the properties listed in the table below that were under repositioning/lease-up during comparable years.

Stabilized Same Property Portfolio occupancy/leasing statistics, excludes vacant/unleased repositioning space at each of these properties as of the end of each reporting period. Stabilized Same Property Portfolio NOI, excludes the NOI for the entire property for all comparable periods.
Our 2018 Stabilized Same Property Portfolio excludes the following Same Property Portfolio properties that were in various stages of repositioning or lease-up during 2017 and 2018:

12131 Western Avenue	301-445 Figueroa Street
14742-14750 Nelson Avenue	3233 Mission Oaks Boulevard
1601 Alton Parkway	3880 Valley Boulevard
18118-18120 Broadway Street	679-691 South Anderson Street
228th Street	9615 Norwalk Boulevard
2700-2722 Fairview Street
As of December 31, 2018, the difference between our Same Property Portfolio and our Stabilized Same Property Portfolio is 209,031 rentable square feet of space at four of our properties that were classified as repositioning or lease-up. As of December 31, 2017, the difference between our Same Property Portfolio and our Stabilized Same Property Portfolio is space aggregating 397,340 rentable square feet at six of our properties that were in various stages of repositioning or lease-up.
Our 2019 Stabilized Same Property Portfolio will exclude the following 2019 Same Property Portfolio properties that were or will be in various stages of repositioning or lease-up during 2018 and 2019:

14742-14750 Nelson Avenue	28903 Avenue Paine
15401 Figueroa Street	301-445 Figueroa Street
1601 Alton Parkway	3233 Mission Oaks Boulevard
2700-2722 Fairview Street	9615 Norwalk Boulevard

Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. We define a significant amount of space in a building as the lower of (i) 20,000 square feet of space or (ii) 50% of a building’s square footage. Typically, we would include properties or space where the repositioning and lease-up time frame is estimated to be greater than six months. A repositioning is considered complete once the investment is fully or nearly fully deployed and the property is marketable for leasing. We consider a repositioning property to be stabilized at the earlier of the following: (i) upon reaching 90% occupancy or (ii) one year from the date of completion of repositioning construction work.

Contact:
Investor Relations:

Stephen Swett
424-256-2153 ext 401
investorrelations@rexfordindustrial.com

Rexford Industrial Realty, Inc.
Consolidated Balance Sheets
(In thousands except share data)

	December 31, 2018	December 31, 2017
	(unaudited)
ASSETS
Land	$1,298,957	$997,588
Buildings and improvements	1,332,438	1,079,746
Tenant improvements	60,024	49,692
Furniture, fixtures, and equipment	149	167
Construction in progress	24,515	34,772
Total real estate held for investment	2,716,083	2,161,965
Accumulated depreciation	(228,742)	(173,541)
Investments in real estate, net	2,487,341	1,988,424
Cash and cash equivalents	180,601	6,620
Restricted cash	—	250
Rents and other receivables, net	4,944	3,664
Deferred rent receivable, net	22,228	15,826
Deferred leasing costs, net	14,002	12,014
Deferred loan costs, net	1,312	1,930
Acquired lease intangible assets, net	55,683	49,239
Acquired indefinite-lived intangible	5,156	5,156
Interest rate swap asset	8,770	7,193
Other assets	6,723	6,146
Acquisition related deposits	925	2,475
Assets associated with real estate held for sale, net	—	12,436
Total Assets	$2,787,685	$2,111,373
LIABILITIES & EQUITY
Liabilities
Notes payable	$757,371	$668,941
Interest rate swap liability	2,351	219
Accounts payable, accrued expenses and other liabilities	21,074	21,134
Dividends payable	15,938	11,727
Acquired lease intangible liabilities, net	52,727	18,067
Tenant security deposits	23,262	19,521
Prepaid rents	6,539	6,267
Liabilities associated with real estate held for sale	—	243
Total Liabilities	879,262	746,119
Equity
Rexford Industrial Realty, Inc. stockholders’ equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized;
5.875% series A cumulative redeemable preferred stock, 3,600,000 shares outstanding as of December 31, 2018 and December 31, 2017 ($90,000 liquidation preference)	86,651	86,651
5.875% series B cumulative redeemable preferred stock, 3,000,000 shares outstanding as of December 31, 2018 and December 31, 2017 ($75,000 liquidation preference)	72,443	73,062
Common Stock, $0.01 par value 490,000,000 shares authorized and 96,810,504 and 78,495,882 shares outstanding as of December 31, 2018 and December 31, 2017, respectively	966	782
Additional paid in capital	1,798,113	1,239,810
Cumulative distributions in excess of earnings	(88,341)	(67,058)
Accumulated other comprehensive income	6,262	6,799
Total stockholders’ equity	1,876,094	1,340,046
Noncontrolling interests	32,329	25,208
Total Equity	1,908,423	1,365,254
Total Liabilities and Equity	$2,787,685	$2,111,373

Rexford Industrial Realty, Inc.
Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
RENTAL REVENUES
Rental income	$47,429	$38,691	$177,568	$136,185
Tenant reimbursements	8,462	6,757	32,195	23,363
Other income	234	319	880	869
TOTAL RENTAL REVENUES	56,125	45,767	210,643	160,417
Management, leasing and development services	114	113	473	493
Interest income	769	—	1,378	445
TOTAL REVENUES	57,008	45,880	212,494	161,355
OPERATING EXPENSES
Property expenses	13,642	12,152	51,671	42,139
General and administrative	6,297	5,558	25,194	21,610
Depreciation and amortization	20,671	18,767	80,042	64,852
TOTAL OPERATING EXPENSES	40,610	36,477	156,907	128,601
OTHER EXPENSES
Acquisition expenses	166	33	318	454
Interest expense	6,656	5,638	25,416	20,209
TOTAL OTHER EXPENSES	6,822	5,671	25,734	20,663
TOTAL EXPENSES	47,432	42,148	182,641	149,264
Equity in income from unconsolidated real estate entities	—	—	—	11
Gains on extinguishment of debt	—	47	—	25
Gains on sale of real estate	5,631	10,336	17,222	29,573
NET INCOME	15,207	14,115	47,075	41,700
Less: net income attributable to noncontrolling interest	(277)	(304)	(865)	(988)
NET INCOME ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC.	14,930	13,811	46,210	40,712
Less: preferred stock dividends	(2,424)	(1,909)	(9,694)	(5,875)
Less: earnings attributable to participating securities	(93)	(83)	(378)	(410)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$12,413	$11,819	$36,138	$34,427
Net income attributable to common stockholders per share – basic	$0.13	$0.15	$0.42	$0.48
Net income attributable to common stockholders per share – diluted	$0.13	$0.15	$0.41	$0.48
Weighted-average shares of common stock outstanding – basic	93,996	77,771	86,824	71,199
Weighted-average shares of common stock outstanding – diluted	94,488	78,228	87,336	71,599

Rexford Industrial Realty, Inc.
Same Property Portfolio Occupancy and NOI and Cash NOI
(Unaudited, dollars in thousands)

Same Property Portfolio Occupancy:

	December 31, 2018		December 31, 2017		Change (basis points)
	Same Property Portfolio	Stabilized Same Property Portfolio(1)	Same Property Portfolio	Stabilized Same Property Portfolio(2)	Same Property Portfolio	Stabilized Same Property Portfolio
Occupancy:
Los Angeles County	98.5%	99.1%	95.8%	99.2%	270 bps	(10) bps
Orange County	94.2%	96.7%	96.9%	97.6%	(270) bps	(90) bps
San Bernardino County	97.3%	97.3%	99.8%	99.8%	(250) bps	(250) bps
San Diego County	98.6%	98.6%	96.3%	96.3%	230 bps	230 bps
Ventura County	90.3%	96.9%	84.7%	93.8%	560 bps	310 bps
Total/Weighted Average	96.7%	98.2%	95.3%	98.1%	140 bps	10 bps

(1)
Reflects the occupancy of our Same Property Portfolio as of December 31, 2018, adjusted for total space of 209,031 rentable square feet at four properties that were in various stages of repositioning or lease-up as of December 31, 2018.

(2)
Reflects the occupancy of our Same Property Portfolio as of December 31, 2017, adjusted for space aggregating 397,340 rentable square feet at six properties that were in various stages of repositioning or lease-up as of December 31, 2017.

Same Property Portfolio NOI and Cash NOI

	Three Months Ended December 31,				Year Ended December 31,
	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Rental income	$32,765	$30,318	$2,447	8.1%	$127,628	$117,110	$10,518	9.0%
Tenant reimbursements	5,293	4,819	474	9.8%	21,260	19,509	1,751	9.0%
Other income	191	287	(96)	(33.4)%	755	753	2	0.3%
Total rental revenues	38,249	35,424	2,825	8.0%	149,643	137,372	12,271	8.9%
Property expenses	9,446	9,155	291	3.2%	36,645	35,238	1,407	4.0%
Same Property Portfolio NOI	$28,803	$26,269	$2,534	9.6%	$112,998	$102,134	$10,864	10.6%
Straight line rental revenue adjustment	(593)	(1,146)	553	(48.3)%	(3,395)	(3,807)	412	(10.8)%
Amortization of above/below market lease intangibles	(147)	(147)	—	0.0%	(537)	(539)	2	(0.4)%
Same Property Portfolio Cash NOI	$28,063	$24,976	$3,087	12.4%	$109,066	$97,788	$11,278	11.5%

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to NOI, Same Property Portfolio NOI and Same Property Portfolio Cash NOI
(Unaudited and in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income	$15,207	$14,115	$47,075	$41,700
Add:
General and administrative	6,297	5,558	25,194	21,610
Depreciation and amortization	20,671	18,767	80,042	64,852
Acquisition expenses	166	33	318	454
Interest expense	6,656	5,638	25,416	20,209
Deduct:
Management, leasing and development services	114	113	473	493
Interest income	769	—	1,378	445
Equity in income from unconsolidated real estate entities	—	—	—	11
Gain on extinguishment of debt	—	47	—	25
Gains on sale of real estate	5,631	10,336	17,222	29,573
Net operating income (NOI)	$42,483	$33,615	$158,972	$118,278
Non-Same Property Portfolio operating revenues	(17,876)	(10,343)	(61,000)	(23,045)
Non-Same Property Portfolio property expenses	4,196	2,997	15,026	6,901
Same Property Portfolio NOI	$28,803	$26,269	$112,998	$102,134
Straight line rental revenue adjustment	(593)	(1,146)	(3,395)	(3,807)
Amortization of above/below market lease intangibles	(147)	(147)	(537)	(539)
Same Property Portfolio Cash NOI	$28,063	$24,976	$109,066	$97,788

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to Funds From Operations and Core Funds From Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income	$15,207	$14,115	$47,075	$41,700
Add:
Depreciation and amortization	20,671	18,767	80,042	64,852
Deduct:
Gains on sale of real estate	5,631	10,336	17,222	29,573
Gain on acquisition of unconsolidated joint venture property	—	—	—	11
Funds From Operations (FFO)	$30,247	$22,546	$109,895	$76,968
Less: preferred stock dividends	(2,424)	(1,909)	(9,694)	(5,875)
Less: FFO attributable to noncontrolling interest(1)	(602)	(506)	(2,295)	(1,914)
Less: FFO attributable to participating securities(2)	(166)	(138)	(642)	(546)
Company share of FFO	$27,055	$19,993	$97,264	$68,633

Company Share of FFO per common share - basic	$0.29	$0.26	$1.12	$0.96
Company Share of FFO per common share - diluted	$0.29	$0.26	$1.11	$0.96

FFO	$30,247	$22,546	$109,895	$76,968
Adjust:
Acquisition expenses	166	33	318	454
Core FFO	$30,413	$22,579	$110,213	$77,422
Less: preferred stock dividends	(2,424)	(1,909)	(9,694)	(5,875)
Less: Core FFO attributable to noncontrolling interest(1)	(606)	(507)	(2,302)	(1,927)
Less: Core FFO attributable to participating securities(2)	(167)	(138)	(645)	(549)
Company share of Core FFO	$27,216	$20,025	$97,572	$69,071

Company share of Core FFO per common share - basic	$0.29	$0.26	$1.12	$0.97
Company share of Core FFO per common share - diluted	$0.29	$0.26	$1.12	$0.96

Weighted-average shares of common stock outstanding – basic	93,996	77,771	86,824	71,199
Weighted-average shares of common stock outstanding – diluted	94,488	78,228	87,336	71,599

(1)	Noncontrolling interest represent holders of outstanding common units of the Company’s operating partnership that are owned by unit holders other than the Company.

(2)	Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.